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                                                                      Exhibit 10

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated April 24, 2007 with respect to the financial statements of RiverSource Life Insurance Co. of New York and to the use of our report dated April 24, 2007 with respect to the financial statements of RiverSource of New York Variable Annuity Account included in Post-Effective Amendment No. 23 to the Registration Statement (Form N-4, No. 333-91691) which has been incorporated by reference in this Post-Effective Amendment No. 25 to the Registration Statement (Form N-4, No. 333-91691) for the registration of the RiverSource Retirement Advisor Advantage Plus(R) Variable Annuity/RiverSource Retirement Advisor Select Plus(R) Variable Annuity offered by
RiverSource Life Insurance Co. of New York.


                                        /s/ Ernst & Young LLP
Minneapolis, Minnesota
January 22, 2008